Exhibit 10.1

AMPHENOL CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 10, 2004 and entered into by and among AMPHENOL CORPORATION, a Delaware corporation (“Company”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as “Lenders”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for Lenders (in such capacity, “Administrative Agent”), and solely for purpose of Section 2 hereof, the Credit Support Parties (as defined in Section 2 hereof), and is made with reference to that certain Credit Agreement, dated as of May 6, 2003, as amended by that certain First Amendment dated as of November 6, 2003, by and among Company, Lenders and Administrative Agent (as so amended, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company desires to amend the Credit Agreement on, and subject to, the terms, conditions and agreements set forth herein, to create a new class of Tranche B2 Term Loans (the “Tranche B2 Term Loans”) having identical terms with, having the same rights and obligations under the Loan Documents as, and in the same aggregate principal amount as, the outstanding Tranche B1 Term Loans, as set forth in the Loan Documents, except as such terms are amended hereby;

WHEREAS, on the Second Amendment Effective Date (as hereinafter defined), the outstanding Tranche B1 Term Loans will be converted into, or repaid in full with the proceeds of, the Tranche B2 Term Loans;

WHEREAS, (a) each Lender having a Tranche B2 Term Loan Commitment (as hereinafter defined) in excess of its outstanding Tranche B1 Term Loans on the Second Amendment Effective Date (each such Lender an “Increasing Lender”) shall make Tranche B2 Term Loans to Company on the Second Amendment Effective Date in the amount of the excess of such Tranche B2 Term Loan Commitment over such Increasing Lender’s Tranche B1 Term Loans, and (b) each new Lender having a Tranche B2 Term Loan Commitment (each a “New Tranche B2 Term Loan Lender”) shall make Tranche B2 Term Loans to Company on the Second Amendment Effective Date in an amount equal to such New Tranche B2 Term Loan Lender’s Tranche B2 Term Loan Commitment, the proceeds of which shall be used by Company to repay the outstanding principal amount of Tranche B1 Term Loans of existing Lenders that do not execute and deliver this Amendment (the “Exiting Lenders”);

WHEREAS, each Lender having Tranche B1 Term Loans outstanding as of the date hereof and who executes and delivers this Amendment shall be deemed, upon the Second Amendment Effective Date, to have converted its Tranche B1 Term Loans into Tranche B2 Term Loans in the same aggregate principal amount as such Lender’s Tranche B2 Term Loan

Commitment (less, in the case of any Increasing Lender, the amount of Tranche B2 Term Loans made to repay Exiting Lenders’ Tranche B1 Term Loans);

WHEREAS, Company shall pay to each Lender having Tranche B1 Term Loans outstanding as of the Second Amendment Effective Date all accrued and unpaid interest on such Tranche B1 Term Loans on the Second Amendment Effective Date; and

WHEREAS, Company also desires to amend the Credit Agreement (i) to permit up to an additional $250,000,000 in Term Loans to be incurred under the Credit Agreement, (ii) to permit Company to make certain additional Restricted Junior Payments, and (iii) to increase permitted Consolidated Capital Expenditures in connection with Acquisitions permitted under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.              AMENDMENTS TO THE CREDIT AGREEMENT

1.1                               Amendments to Subsection 1.1: Certain Defined Terms.

Subsection 1.1 of the Credit Agreement is hereby amended by adding to such subsection the following definitions which shall be inserted in proper alphabetical order:

“Applicable Tranche B2 Base Rate Margin” means with respect to any date of determination, a rate per annum equal to 0.50%.

“Applicable Tranche B2 LIBOR Margin” means with respect to any date of determination, a rate per annum equal to 1.50%.

“Second Amendment” means that certain Second Amendment to this Agreement dated as of November 10, 2004.

“Second Amendment Effective Date” has the meaning assigned to that term in the Second Amendment.

“Tranche B2 Lender” means a Lender that has Tranche B2 Term Loan Exposure.

“Tranche B2 Term Loan Commitment” means the commitment of a Lender to make (and/or convert from Tranche B1 Term Loans) on the Second Amendment Effective Date Tranche B2 Term Loans pursuant to subsection 2.1A(ii) and “Tranche B2 Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Tranche B2 Term Loan Exposure” means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Tranche B2 Term Loan of that Lender.

“Tranche B2 Term Loans” means the Loans made as Tranche B2 Term Loans (and/or converted into Tranche B2 Term Loans from Tranche B1 Term Loans) on the Second Amendment Effective Date by Lenders to Company pursuant to subsection 2.1A(ii).

“Tranche B2 Term Notes” means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche B2 Term Loans of any Lenders, substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

1.2                               Amendments to Subsection 2.1: Commitments; Making of Loans; the Register; Notes.

A.            Subsection 2.1A of the Credit Agreement is hereby further amended by deleting clause (ii) thereof in its entirety and substituting the following therefor:

“(ii)         Tranche B2 Term Loans.  Each Lender that has a Tranche B2 Term Loan Commitment severally agrees (a) to convert on the Second Amendment Effective Date each “Tranche B1 Term Loan” made by such Lender under (and as defined in) this Agreement and outstanding immediately prior to giving effect to the Second Amendment to a Tranche B2 Term Loan hereunder (and Company hereby agrees to such conversion) and (b) to make to Company on the Second Amendment Effective Date Tranche B2 Term Loans hereunder in an amount equal to the excess (if any) of such Lender’s Tranche B2 Term Loan Commitment over such Lender’s Tranche B1 Term Loans (if any) being converted on the Second Amendment Effective Date to Tranche B2 Term Loans, so that, after giving effect to the conversion of such Tranche B1 Term Loans into Tranche B2 Term Loans pursuant to clause (a) above and the making of all such Tranche B2 Term Loans pursuant to clause (b) above, each Lender that has a Tranche B2 Term Loan Commitment will have made or deemed made, as the case may be, a Tranche B2 Term Loan to Company in an amount equal to its Pro Rata Share of the aggregate amount of the Tranche B2 Term Loan Commitments, to be used for the purposes identified in subsection 2.5A.  The aggregate amount of the Tranche B2 Term Loan Commitments is $400,000,000.  Each Tranche B2 Term Loan shall be deemed to have the same Interest Period as the Tranche B1 Term Loan it replaces, and no making of or conversion into a Tranche B2 Term Loan hereunder shall result in the commencement of a new Interest Period.  Amounts borrowed (or converted) under this subsection 2.1A(ii) and subsequently repaid and prepaid may not be reborrowed.”

B.            Subsection 2.1A of the Credit Agreement is hereby further amended by adding the following clause (v) at the end thereof:

“(v)         Additional Commitments.  Company may from time to time, by notice to Administrative Agent, request that, on the terms and subject to the conditions contained in this Agreement, Lenders and/or other financial institutions not then a party to this Agreement, that are approved by Administrative Agent

(such approval not to be unreasonably withheld or delayed), provide up to an aggregate amount of $250,000,000 in additional Term Loans, which Term Loans may be provided as an additional tranche of Term Loans; provided that (i) no Event of Default or Potential Event of Default shall have occurred and be continuing or result from the issuance of such additional Term Loans, (ii) after giving effect to such additional Term Loans, Company is in pro forma compliance with the maximum Consolidated Senior Leverage Ratio and maximum Consolidated Leverage Ratio set forth in subsections 7.6B and 7.6C, respectively, and (iii) Company shall have given the PBGC at least 30 days prior written notice of the incurrence of such additional Term Loans.  Upon receipt of such notice to Administrative Agent and an Officer’s Certificate as to the satisfaction of the foregoing conditions, Administrative Agent shall use all reasonable efforts to arrange for Lenders or other financial institutions approved of by Administrative Agent and Company (such approval not to be unreasonably withheld or delayed) to provide such additional Term Loans.  Alternatively, any Lender may commit to provide the full amount of the requested additional Term Loans and then offer portions of such additional Term Loans to the other Lenders or other financial institutions, subject to the approval of Administrative Agent and Company (such approval not to be unreasonably withheld or delayed).  Nothing contained in this paragraph or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional Term Loans.  If and to the extent that any Lenders and/or other financial institutions agree, in their sole discretion to provide any such additional Term Loans on the terms and conditions set forth herein, (i) the aggregate amount of additional Term Loans shall be increased by the amount of the additional Term Loans agreed to be so provided, (ii) the Pro Rata Shares of the respective Lenders in respect of the additional Term Loans shall be proportionally adjusted, (iii) if necessary, in respect of an increase in Term Loans, at such time and in such manner as Company and Administrative Agent shall agree, the Lenders who have in their sole discretion agreed to provide such additional Term Loans shall purchase and assume outstanding Term Loans so as to cause the amount of such Term Loans held by each Lender to conform to the respective percentages of the applicable Term Loans of the Lenders as so adjusted and (iv) Company shall execute and deliver any additional Notes as any Lender may reasonably request or to the extent necessary to effect the foregoing changes in accordance with the next succeeding sentence, other amendments or modifications to this Agreement or any other Loan Document.  In connection with the additional Term Loans provided for in this subsection 2.1A(v), conforming amendments shall be made to this Agreement and the other Loan Documents to reflect such additional Term Loans without the consent of any Lender not a lender of such additional Term Loans, including, without limitation, if applicable, conforming amendments:  (i) to provide for the additional Term Loans to share ratably in the benefits of this Agreement and the other Loan Documents with the other Term Loans made under this Agreement, (ii) to Sections 1 and 2 to provide, among other things, for the additional Term Loans to share ratably with the applicable Term Loans in the application of prepayments, (iii) to provide an amortization schedule for any additional Term Loans, and (iv) to include Lenders of the additional Term Loans in any determination of Lenders, Requisite Lenders, Requisite Class Lenders and Pro Rata Share.  Notwithstanding anything in this Agreement expressed or implied to the contrary (including, without limitation in subsection 10.6), nothing herein shall be construed to require consent from Lenders that are not lenders of such additional Term Loans to the incurrence of the additional Term Loans in compliance with this subsection 2.1A(v), and shall supersede any provisions in subsection 10.6 to the contrary.”

1.3                               Amendment to Subsection 2.4: Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under the Guaranties.

Subsection 2.4A of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and substituting the following therefor:

“(ii)         Scheduled Payments of Tranche B2 Term Loans.  Company shall make principal payments on the Tranche B2 Term Loans in installments on the dates and in the amounts set forth below:

Date	Scheduled Repayment
June 30, 2005	$2,000,000
December 31, 2005	$2,000,000
June 30, 2006	$2,000,000
December 31, 2006	$2,000,000
June 30, 2007	$2,000,000
December 31, 2007	$2,000,000
June 30, 2008	$2,000,000
December 31, 2008	$2,000,000
June 30, 2009	$2,000,000
December 31, 2009	$2,000,000
May 6, 2010	$380,000,000
Total:	$400,000,000

; provided that the scheduled installments of principal of the Tranche B2 Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B2 Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche B2 Term Loans and all other amounts owed hereunder with respect to the Tranche B2 Term Loans shall be paid in full no later than the seventh anniversary of the Closing Date, and the final installment payable by Company in respect of the Tranche B2 Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B2 Term Loans.”

1.4                               Amendment to Subsection 2.5: Use of Proceeds.

Subsection 2.5 of the Credit Agreement is hereby amended by deleting subsection 2.5A in its entirety and substituting the following therefor:

“A.          Tranche B2 Term Loans.  The proceeds of the Tranche B2 Term Loans shall be applied by Company to repay in full the principal amount of all “Tranche B1 Term Loans” under this Agreement outstanding immediately prior to giving effect to the Second Amendment which are not converted into Tranche B2 Term Loans pursuant to the terms of this Agreement as amended by the Second Amendment.”

1.5                               Amendment to Subsection 2.6:  Special Provisions Governing LIBOR Loans.

Subsection 2.6 of the Credit Agreement is hereby amended by inserting the following text at the end of subsection 2.6D:

“; provided further that no amounts shall be payable under this subsection 2.6D as a result of (i) the making of, or conversion of Tranche B1 Term Loans into, Tranche B2 Term Loans or (ii) the prepayment or repayment of any Tranche B1 Term Loans, in each case pursuant to the terms of Second Amendment.”

1.6                               Amendment to Subsection 7.5: Restricted Junior Payments.

Subsection 7.5(e) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting the following therefor:

“(e)         make other Restricted Junior Payments; provided that on the date (the “Declaration Date”) of declaration of any dividend in respect of Company’s outstanding capital stock pursuant to the terms of this clause (e) or the making of any other Restricted Junior Payment pursuant to the terms of this clause (e), (X) the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter most recently ended shall be less than 3.50:1.00 and (Y) the aggregate amount of any such Restricted Junior Payment, when added to the aggregate amount of all Restricted Junior Payments previously declared or (without duplication) paid by Company pursuant to this clause (e) during the period commencing on the Closing Date and ending on the Declaration Date, does not exceed the sum of $50,000,000 plus an amount equal to 50% of cumulative Consolidated Net Income of Company and its Subsidiaries for the period commencing on the Closing Date and ending on the last day of the Fiscal Quarter most recently ended.”

1.7                               Amendment to Subsection 7.7: Restriction on Certain Fundamental Changes; Asset Sales and Acquisitions.

Subsection 7.7(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

(ii)           Company and its Subsidiaries may make Acquisitions (by merger or otherwise) so long as, prior to the consummation of any such Acquisition, Company shall have delivered to Administrative Agent (a) financial statements for Company and its Subsidiaries for the four Fiscal-Quarter period most recently ended (the “Pro Forma Test Period”), prepared on a pro forma basis as if such Acquisition had been consummated on the first day of the Pro Forma Test Period and giving effect to Company’s good faith estimate of any anticipated cost savings or increases as a result of the consummation thereof, which anticipated cost savings or increases are reasonably satisfactory to Administrative Agent, (b) a pro forma Compliance Certificate demonstrating that, on the basis of such pro forma financial statements, Company would have been in compliance with all financial covenants set forth in subsection 7.6 on the last day of the Pro Forma Test Period, and (c) an Officer’s Certificate calculating the amount of the increase in Consolidated Capital Expenditures which will be permitted under the last paragraph of subsection 7.8 as the result of such Acquisition;”

1.8                               Amendment to Subsection 7.8: Consolidated Capital Expenditures.

Subsection 7.8 of the Credit Agreement is hereby amended by inserting the following text at the end of such subsection:

“Notwithstanding anything to the contrary contained above in this subsection 7.8, with respect to any Acquisition permitted under subsection 7.7(ii) of this Agreement which is consummated after the Second Amendment Effective Date, the amounts set forth in the table above shall be increased each year by an amount equal to 5% of the gross revenues of the Person or attributable to the assets acquired in such Acquisition for the most recently ended fiscal year (provided that in the case of an Acquisition effected after the first day of any calendar year, the actual additional amount permitted to be expended pursuant to this clause in such calendar year shall be the amount provided for in this clause multiplied by a fraction, the numerator of which is the number of days remaining during such calendar year and the denominator of which is 365).”

1.9                               References to Tranche B1 Term Loans and Related Terms.

As of the Second Amendment Effective Date, and immediately after the prepayment of all Tranche B1 Term Loans in accordance with the terms of the Credit Agreement as amended hereby, (i) the definitions of “Applicable Tranche B1 Base Rate Margin”, “Applicable Tranche B1 LIBOR Margin”, “Tranche B1 Lender”, “Tranche B1 Term Loan Commitment(s)”, “Tranche B1 Term Loan Exposure”, “Tranche B1 Term Loans” and “Tranche B1 Term Notes” shall be deleted and (ii) all references to “Applicable Tranche B1 Base Rate Margin”, “Applicable Tranche B1 LIBOR Margin”, “Tranche B1 Lender”, “Tranche B1 Term Loan Commitment(s)”, “Tranche B1 Term Loan Exposure”, “Tranche B1 Term Loans” and “Tranche B1 Term Notes” contained in the Credit Agreement (and the other Loan Documents) shall be amended to be references to the “Applicable Tranche B2 Base Rate Margin”, “Applicable Tranche B2 LIBOR Margin”, “Tranche B2 Lender”, “Tranche B2 Term Loan Commitment(s)”, “Tranche B2 Term Loan Exposure”, “Tranche B2 Term Loans” and “Tranche

B2 Term Notes”, respectively, in each case except as such references apply to Tranche B1 Term Loans being converted into or being repaid out of the proceeds of the Tranche B2 Term Loans on the Second Amendment Effective Date.

1.10                        Substitution of Exhibits.

A.            Exhibit I to the Credit Agreement is hereby amended by deleting said Exhibit I in its entirety and substituting in place thereof a new Exhibit I in the form of Annex A to this Amendment.

B.            Exhibit V to the Credit Agreement is hereby amended by deleting said Exhibit V in its entirety and substituting in place thereof a new Exhibit V in the form of Annex B to this Amendment.

C.            Exhibit VIII to the Credit Agreement is hereby amended by deleting said Exhibit VIII in its entirety and substituting in place thereof a new Exhibit VIII in the form of Annex C to this Amendment.

Section 2.              ACKNOWLEDGEMENT AND CONSENT

Each of Company and each Subsidiary Guarantor (each individually a “Credit Support Party” and collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 3.              CONDITIONS TO EFFECTIVENESS

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the conditions precedent (the date of satisfaction of all such conditions precedent being referred to herein as the “Second Amendment Effective Date”) set forth in this Section 3.

D.            Corporate Documents.  On or before the Second Amendment Effective Date, Company shall and shall cause each other Credit Support Party to deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel), with respect to Company or such other Credit Party, as the case may be, a Secretary’s Certificate, in form and substance reasonably satisfactory to Administrative Agent and dated the Second Amendment Effective Date, certifying that (1) the Organizational Documents of Company, (2) the resolutions of the Board of Directors of

Company and each other Credit Support Party and (3) the signature and incumbency certificate of Company and each other Credit Support Party, in each case, as delivered to Administrative Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date except as described therein.

E.             Amendment.  Administrative Agent shall have received from (i) the Requisite Lenders, (ii) Increasing Lenders and/or New Tranche B2 Term Loan Lenders providing Tranche B2 Term Loan Commitments in an amount sufficient to repay all of the outstanding principal amount (as of the Second Amendment Effective Date) of the Tranche B1 Term Loans owed to the Exiting Lenders, and (iii) Company and the other Credit Support Parties, (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to Administrative Agent that such party has executed a counterpart of a commitment letter with respect to such Increasing Lenders’ and/or New Tranche B2 Term Loan Lenders’ additional or new Tranche B2 Term Loan Commitments, respectively.

F.             Opinion of Counsel.  On or before the Second Amendment Effective Date, Company shall have delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) originally executed copies of one or more favorable written opinions of (i) Edward G. Wetmore, general counsel for Company and (ii) Simpson Thacher & Bartlett LLP, special counsel for the Company, in each case in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Second Amendment Effective Date, with respect to the enforceability of this Amendment and the Tranche B2 Term Notes (this Amendment constituting a written request by Company to such counsel to deliver such opinions to Lenders).

G.            Notice of Borrowing.  Administrative Agent shall have received a Notice of Borrowing meeting the requirements of subsection 2.1B of the Credit Agreement.  Such Notice of Borrowing shall be deemed (i) to the extent of any conversion of Tranche B1 Term Loans to Tranche B2 Term Loans, to request such conversion, and (ii) to the extent of the aggregate principal amount of any Exiting Lenders’ Tranche B1 Term Loans, to request the funding of Tranche B2 Term Loans from any Increasing Lender and/or any New Tranche B2 Lenders in accordance with subsection 2.1A(ii), and to direct the voluntary prepayment of all Exiting Lenders’ Tranche B1 Term Loans in accordance with subsection 2.4B(iv) of the Credit Agreement.

H.            Interest Payments.  Company shall have paid to all Lenders having Tranche B1 Term Loans, simultaneously with the making of the Tranche B2 Term Loans hereunder, all accrued and unpaid interest on their Tranche B1 Term Loans to the Second Amendment Effective Date.

I.              Fees.  Administrative Agent shall have received any fees separately agreed upon between Company and Administrative Agent.

Section 4.              REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to Administrative Agent and each Lender that the following statements are true, correct and complete:

A.            Authorization; Binding Obligations.  Company has all requisite corporate power and authority to enter into this Amendment.  The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action by Company.  This Amendment has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability.

B.            No Conflict.  The execution and delivery by Company of this Amendment do not and will not (i) violate any provision of any material law or any material governmental rule or regulation applicable to Company, the Organizational Documents of Company or any  material order, judgment or decree of any court or other agency of government binding on Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company, (iii) result in or require the creation or imposition of any Lien under any such Contractual Obligation upon any of the properties or assets of Company (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders or PBGC).

C.            Governmental Consents.  The execution and delivery by Company of this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except any thereof that have been obtained and are in full force and effect.

D.            Incorporation of Representations.  Each representation and warranty of Company contained in each of the Loan Documents is true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of the Second Amendment Effective Date except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

E.             Absence of Default.  No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.

Section 5.              MISCELLANEOUS

A.            Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.            Obligations of New Tranche B2 Term Loan Lenders.  Company, Lenders and each New Tranche B2 Term Loan Lender hereby agrees that, upon the effectiveness of this Amendment, such New Tranche B2 Term Loan Lender shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Tranche B2 Term Loans.

C.            Fees and Expenses.  Loan Parties acknowledge that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Loan Parties.

D.            Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

E.             Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

F.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

AMPHENOL CORPORATION

	By:	/s/ Diana G. Reardon
		Name:	Diana G. Reardon
		Title:	Senior Vice President & Chief Financial Officer

CREDIT SUPPORT PARTIES:
(for purposes of Section 2)

ADVANCED CIRCUIT TECHNOLOGY, INC.

	By:	/s/ Diana G. Reardon
		Name:	Diana G. Reardon
		Title:	Senior Vice President & Chief Financial Officer

AMPHENOL AEROSPACE FRANCE, INC.

	By:	/s/ Diana G. Reardon
		Name:	Diana G. Reardon
		Title:	Senior Vice President & Chief Financial Officer

AMPHENOL ANTEL, INC.

	By:	/s/ Diana G. Reardon
		Name:	Diana G. Reardon
		Title:	Senior Vice President & Chief Financial Officer

AMPHENOL CONNEX CORPORATION

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

AMPHENOL COMMERCIAL & INDUSTRIAL FRANCE, L.L.C.

By:	/s/ Martin H. Loeffler
	Name:	Martin H. Leoffler
	Title:	Manager

AMPHENOL INTERCONNECT PRODUCTS CORPORATION

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

AMPHENOL INTERNATIONAL LTD.

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

AMPHENOL OPTIMIZE MANUFACTURING CO.

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

AMPHENOL T&M ANTENNAS, INC.

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

AMPHENOL USHOLDCO INC.

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

SINE SYSTEMS CORPORATION

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

TIMES FIBER COMMUNICATIONS, INC.

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

TIMES WIRE & CABLE COMPANY

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

AMPHENOL PCD, INC.

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

KONNEKTECH, LTD.

By:	/s/ Diana G. Reardon
	Name:	Diana G. Reardon
	Title:	Senior Vice President & Chief Financial Officer

LENDERS:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
individually and as Administrative Agent

	By:	/s/ Marguerite Sutton
		Name:	Marguerite Sutton
		Title:	Vice President

BANK OF AMERICA, as a Lender

	By:	/s/ Irene Bertozzi Bartenstein
		Name:	Irene Bertozzi Bartenstein
		Title:	Director

THE BANK OF NEW YORK, as a Lender

	By:	/s/ Joanna S. Bellocq
		Name:	Joanna S. Bellocq
		Title:	Vice President

CHEVY CHASE BANK, FSB, as a Lender

	By:	/s/ Dory Halati
		Name:	Dori Halati
		Title:	Vice President

FIRSTRUST BANK, as a Lender

	By:	/s/ Kent Nelson
		Name:	Kent Nelson
		Title:	Senior Vice President

FLEET NATIONAL BANK, as a Lender

	By:	/s/ Irene Bertozzi Bartenstein
		Name:	Irene Bertozzi Bartenstein
		Title:	Director

NATIONAL CITY BANK,
as a Lender

By:	/s/ Gavin D. Young
	Name:	Marguerite Sutton
	Title:	Assistant Vice President

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as a Lender

By:	/s/ Kren Holm-Jorgensen
	Name:	Kren Holm-Jorgensen
	Title:	Senior Vice President

By:	/s/ Henrik M. Steffensen
	Name:	Henrik M. Steffensen
	Title:	First Vice President

THE NORINCHUKIN BANK New York Branch,
as a Lender

By:	/s/ Masanori Shoji
	Name:	Masanori Shoji
	Title:	Joint General Manager

PB CAPITAL CORPORATION,
as a Lender

By:	/s/ Tyler J. McCarthy
	Name:	Tyler J. McCarthy
	Title:	Vice President

By:	/s/ Andrew Shipman
	Name:	Andrew Shipman
	Title:	Vice President

DELANO Company

By:	Pacific Investment Management Company LLC, as its Investment Advisor

By:	/s/ Mohan V. Phansalkar
	Name:	Mohan V. Phansalkar
	Title:	Managing Director

ROYALTON COMPANY

By:	Pacific Investment Management Company LLC, as its Investment Advisor

By:	/s/ Mohan V. Phansalkar
	Name:	Mohan V. Phansalkar
	Title:	Managing Director

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Stephanie Babich-Allegra
	Name:	Stephanie Babich-Allegra
	Title:	Authorized Signatory

RZB Finance LLC,
as a Lender

By:	/s/ John A. Valiska
	Name:	John A. Valiska
	Title:	Group Vice President

By:	/s/ Pearl Geffers
	Name:	Pearl Geffers
	Title:	First Vice President

UBS AG, Stamford Branch,
as a Lender

By:	/s/ Wilfred V. Saint
	Name:	Wilfred V. Saint
	Title:	Director, Banking Product Services, US

By:	/s/ Joselin Fernandes
	Name:	Joselin Fernandes
	Title:	Associate Director, Banking Product Services, US

UFJ Bank Limited,
as a Lender

By:	/s/ Stephen C. Small
	Name:	Stephen C. Small
	Title:	Senior Vice President

Annex A

(See Attached)

EXHIBIT I

[**FORM OF**]

NOTICE OF BORROWING

Pursuant to that certain Credit Agreement dated as of May 6, 2003, as amended by that certain First Amendment dated as of November 6, 2003, as further amended by that certain Second Amendment dated as of November 10, 2004, said Credit Agreement, as it may be further amended, supplemented, restated, replaced, or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Amphenol Corporation, a Delaware corporation (“Company”), the financial institutions party thereto as Lenders (“Lenders”), Fleet National Bank and Royal Bank of Canada, as Co-Documentation Agents, UBS Securities LLC, as Syndication Agent, and Deutsche Bank Trust Company Americas, as Administrative Agent for Lenders (“Administrative Agent”) and Collateral Agent for Lenders, this represents Company’s request to borrow as follows:

1.	Date of borrowing:	,

2.	Amount of borrowing:		$

3.	Lender(s):	☐ a.	Lenders, in accordance with their applicable Pro Rata Shares
		☐ b.	Swing Line Lender

4.	Type of Loans:	☐ b.	Tranche B2 Term Loans
		☐ d.	Revolving Loans
		☐ e.	Swing Line Loan

5.	Interest rate option:	☐ a.	Base Rate Loan(s)
		☐ b.	LIBOR Loans with an initial Interest Period of month(s)

6.	Company’s account:	Name of Bank:
ABA Number:
Name of A/C:
Account Number:

The proceeds of such Loans are to be deposited in Company’s account at Administrative Agent.

The undersigned officer, to the best of his or her knowledge, and Company certify that:

(i)            The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the

A-1

date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; and

(ii)           No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default.

DATED:

AMPHENOL CORPORATION

By:
Name:
Title:

A-2

Annex B

(See Attached)

B-1

EXHIBIT V

[**FORM OF**] TRANCHE B2 TERM NOTE

AMPHENOL CORPORATION

PROMISSORY NOTE DUE MAY 6, 2010

$ (1)	New York, New York
November , 2004

FOR VALUE RECEIVED, AMPHENOL CORPORATION, a Delaware corporation (“Company”), promises to pay to                       (2) (“Payee”) or its registered assigns the principal amount of                         (3) ($[**1**]) in the installments referred to below.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of May 6, 2003 (said Credit Agreement, as amended by that certain First Amendment to Credit Agreement dated as of November 6, 2003, as further amended by that certain Second Amendment to Credit Agreement dated as of November 10, 2004 and as it may further be amended, supplemented, restated, replaced, or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) by and among Company, the financial institutions party thereto as Lenders (“Lenders”), Fleet National Bank and Royal Bank of Canada, as Co-Documentation Agents, UBS Securities LLC, as Syndication Agent, and Deutsche Bank Trust Company Americas, as Administrative Agent for Lenders (“Administrative Agent”) and Collateral Agent for Lenders.

This Note is one of Company’s “Tranche B2 Term Notes” in the aggregate principal amount of $400,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche B2 Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that

(1)           Insert amount of Lender’s Tranche B2 Term Loan in numbers.

(2)           Insert Lender’s name in capital letters.

(3)           Insert amount of Lender’s Tranche B2 Term Loan in words.

before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.15 of the Credit Agreement.

Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

AMPHENOL CORPORATION

By:
Name:
Title:

Annex C

(See Attached)

EXHIBIT VIII

[**FORM OF**]

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

(1)           We are the duly elected [Title] and [Title] of Amphenol Corporation, a Delaware corporation (“Company”);

(2)           We have reviewed the terms of that certain Credit Agreement dated as of May 6, 2003 (said Credit Agreement as amended by that certain First Amendment dated as of November 6, 2003, as further amended by that certain Second Amendment dated as of November 10, 2004, and as it may be amended, supplemented, restated, replaced or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions party thereto as Lenders (the “Lenders”), Fleet National Bank and Royal Bank of Canada, as Co-Documentation Agents, UBS Securities LLC, as Syndication Agent, and Deutsche Bank Trust Company Americas, as Administrative Agent for Lenders and Collateral Agent for Lenders, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

(3)           The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

]

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this                       day of                         , 20      pursuant to subsection 6.1(iii) of the Credit Agreement.

AMPHENOL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of                     , 200      and pertains to the period from                       ,         to                       , 200   .  Subsection references herein relate to subsections of the Credit Agreement.

A.            Indebtedness

1.	Indebtedness in respect of Capital Leases permitted under subsection 7.1(iii):	$

2.	Maximum permitted under subsection 7.1(iii):		$50,000,000

3.	Indebtedness permitted under subsection 7.1(ix):	$

4.	Maximum permitted under subsection 7.1(ix):		$200,000,000

5.	Indebtedness permitted under subsection 7.1(xi):	$

6.	Maximum permitted under subsection 7.1(xi):		$20,000,000

7.	Indebtedness permitted under subsection 7.1(xii):	$

8.	Maximum permitted under subsection 7.1(xii):		$200,000,000

B.            Liens

1.	Indebtedness secured by Liens permitted under subsection 7.2(iii):	$

2.	Maximum permitted under subsection 7.2(iii):		$20,000,000

3.	Indebtedness permitted under subsection 7.1(ix) secured by liens on assets (equally and ratably shared by Collateral Agent on behalf of Lenders to the extent in an amount in excess of $125,000,000):	$

4.	Indebtedness secured by Liens permitted under subsection 7.2(viii):	$

5.	Maximum permitted under subsection 7.2(viii):		$25,000,000

C.            Investments

1.	Investments in loans and advances to officers, directors and employees other than for the purchase of stock permitted under subsection 7.3(ii):	$

2.	Maximum permitted under subsection 7.3(ii):		$5,000,000

3.	Unrestricted Investments in Unrestricted Subsidiaries permitted under subsection 7.3(vi)(a):	$

4.	Maximum permitted under subsection 7.3(vi)(a):		$50,000,000

5.	Aggregate Unrestricted Investments permitted under subsection 7.3(vi)(a):	$

6.	Maximum permitted under subsection 7.3(vi)(a):		$100,000,000

D.            Guarantee Obligations

1.	Guarantee Obligations permitted under subsection 7.4(vii):	$

2.	Maximum permitted under subsection 7.4(vii):		$25,000,000

E.             Restricted Junior Payments

1.	Aggregate amount of Restricted Junior Payments paid since the Closing Date in respect of Company’s common stock as permitted under clause (ii)(e) of subsection 7.5:	$

2.	Cumulative Consolidated Net Income during the period from the Closing Date to the end of the Fiscal Quarter most recently ended:	$

3.	Maximum aggregate amount of Restricted Junior Payments since Closing Date (50% of E.2 + $50,000,000):	$

F.             Minimum Interest Coverage Ratio (for the four-Fiscal Quarter period ending                            ,           )

1.	Consolidated Net Income:	$

2.	Consolidated Interest Expense:	$

3.	Provisions for taxes based on income:	$

4.	Total depreciation expense:	$

5.	Total amortization expense:	$

6.	Expenses incurred in connection with any issuance of debt or equity:	$

7.

Restructuring charges or reserves or other cash non-recurring charges, such cash portion not to exceed $5,000,000 in the aggregate in any consecutive twelve month period ending on any date of determination:

$

8.	Fees and expenses related to permitted acquisitions and investments:	$

9.	Other non-cash charges:	$

10.	Minority interest expense:	$

11.	Other non-recurring non-cash charges:	$

12.	Redemption premiums and related expenses for Existing Subordinated Notes:	$

13.	LIBOR breakage costs on the Closing Date:	$

14.	Cash payments related to previously deducted non-cash gains (attach reconciling schedule):	$

15.	Non-recurring gains:	$

16.	Non-cash gains:	$

17.	Cash expenditures related to previously added back non-cash charges (attach reconciling schedule):	$

18.	Consolidated Adjusted EBITDA (1+2+3+4+5+6+7+8+9+10+11+12+13+14-15-16-17):	$

19.	Interest Coverage Ratio (18):(2):	:1.00

20.	Minimum ratio required under subsection 7.6A:	3.00:1.00

G.            Maximum Senior Leverage Ratio (as of                        ,         )

1.	Consolidated Total Debt (excluding any Subordinated Indebtedness):	$

2.	Consolidated Adjusted EBITDA (F.18 above):	$

3.	Senior Leverage Ratio (1):(2):	:1.00

4.	Maximum ratio permitted under subsection 7.6B:	:1.00

H.            Maximum Leverage Ratio (as of                        ,         )

1.	Consolidated Total Debt:	$

2.	Consolidated Adjusted EBITDA (F.18 above):	$

3.	Leverage Ratio (1):(2):	:1.00

4.	Maximum ratio permitted under subsection 7.6C:	:1.00

I.              Fundamental Changes

1.	Aggregate fair value of assets sold in any one or more Asset Sales after Closing Date in one or more transactions permitted under subsection 7.7(v):	$

2.	Maximum permitted under subsection 7.7(v):		$300,000,000

J.             Consolidated Capital Expenditures

1.	Consolidated Capital Expenditures for current Fiscal Year-to-date:	$

2.	Carry-forward from Maximum Capital Expenditures Amount for preceding Fiscal Year:	$

3.	Consolidated Capital Expenditures Amount for current Fiscal Year:	$

4.	Increase in Capital Expenditures from Acquisitions for current Fiscal Year:	$

5.	Maximum Consolidated Capital Expenditures Amount permitted under subsection 7.8 (J.2+J.3+J.4):	$

K.            Accounts Receivable Facility

1.	Current aggregate Accounts Receivable Facility Amount:	$

2.	Aggregate Accounts Receivable Facility Amount for immediately preceding period:	$

3.	Current aggregate Accounts Receivable Facility Amount in excess of $100,000,000:	$

4.	Aggregate mandatory prepayments previously made pursuant to subsection 2.4B(iii)(d):	$

5.	Mandatory prepayments required this period (K.3 – K.4), if a positive number:	$